Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 9, 2010 by and among NATIONAL FINANCIAL PARTNERS CORP. (the “Borrower”); the financial institutions signing below and BANK OF AMERICA, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower, the financial institutions party thereto and the Administrative Agent are parties to the Credit Agreement dated as of August 22, 2006, amended by certain amendments dated as of January 16, 2007, December 9, 2008 and May 6, 2009 (as the same has been and may hereafter be amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. The Borrower has requested certain amendments to the Credit Agreement as set forth herein.

C. The Required Lenders are willing to consent to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereto agree as follows:

I. DEFINITIONS. Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as assigned to them in the Credit Agreement, except to the extent such meanings are amended hereby.

II. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of each of the conditions set forth herein, the Borrower and the Required Lenders agree that the Credit Agreement is hereby amended as follows:

A. Definitions.

1. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“‘2010 Convertible Notes’: the Borrower’s Convertible Senior Notes due 2017 issued under the 2010 Convertible Notes Indenture.”

“‘2010 Convertible Notes Indenture’: that certain indenture between the Borrower and the trustee thereunder related to the issuance of the 2010 Convertible Notes, which shall be in form reasonably acceptable to the Administrative Agent and which shall reflect terms substantially similar to those contained in the 2010 Convertible Notes Offering Circular, as determined by the Administrative Agent in the exercise of its reasonable discretion.”

“‘2010 Convertible Notes Maturity Date’: the maturity date of the 2010 Convertible Notes, which shall be in no case earlier than February 22, 2012.”

“‘2010 Convertible Notes Offering Circular”: the Preliminary Offering Circular for the 2010 Convertible Notes, in substantially the form delivered to the Administrative Agent on June 8, 2010 and to be reasonably acceptable to the Administrative Agent.”

“‘Permitted Convertible Note Hedge’: one or more call options, capped call options, call spread options or similar option transactions purchased by the Borrower to hedge its exposure with respect to the issuance and delivery of its Capital Stock upon conversion of the 2007 Convertible Notes or the 2010 Convertible Notes.”

“‘Permitted Warrant’: any warrant or warrants issued by the Borrower substantially concurrently with a call spread option or similar option transaction of which a Permitted Convertible Note Hedge comprised a part.”

2. The definitions of “Designated Event Repurchase Payment” and “EBITDA” contained Section 1.1 of the Credit Agreement are each hereby restated in their respective entireties to read as follows:

“‘Designated Event Repurchase Payment’: (i) in respect of the 2007 Convertible Notes, any payment made by the Borrower to any holder of the 2007 Convertible Notes on any Designated Event Repurchase Date (as defined in the 2007 Convertible Notes Indenture), and (ii) in respect of the 2010 Convertible Notes, any payment made by the Borrower to any holder of the 2010 Convertible Notes on any Designated Event Repurchase Date (as defined in the 2010 Convertible Notes Offering Circular and to be defined in a substantially similar manner in the 2010 Convertible Notes Indenture).”

“‘EBITDA’: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any non-cash impairment of goodwill and intangible assets up to no greater than $25,000,000 in any four-quarter period and any extraordinary, unusual or non-recurring non-cash expenses or losses (including, without limitation whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges, and (g) out-of-pocket closing expenses incurred in connection with entering into a Permitted Convertible Note Hedge, but for clarification purposes excluding the cost itself of any Permitted Convertible Note Hedge, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income and (d) any cash payments made during such period in respect of items described in clause (e) above subsequent to the period in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a ‘Reference Period’) (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material

Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, pro forma effect shall mean the equivalent of the EBITDA of the company or business that is the subject of such Material Acquisition after giving effect to any adjustments thereto in accordance with Regulation S-X and the impact of the Management Agreement in respect thereof. As used in this definition, “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000. Further, EBITDA will be calculated (A) at all times without taking into account income and expenses attributable to FASB SFAS No. 141R, now known as Financial Accounting Standards Board Accounting Standards Codification (ASC) 805 (‘FASB 141R’ or ‘ASC 805’), and (B) without taking into account the impact of FASB SFAS No. 157 (now known as Financial Accounting Standards Board Accounting Standards Codification (ASC) 820) (‘ASC 820’) for non-financial assets and liabilities; with the effect that EBITDA shall be calculated at such times in a manner consistent with the method of calculation prior to the implementation of ASC 805 and ASC 820, as applicable.”

3. Clause (k) of the definition of “Indebtedness” is hereby restated in its entirety to read as follows:

“(k) for the purposes of Sections 7.2 and 8.1(e) only, all obligations of such Person in respect of Hedge Agreements and Permitted Convertible Note Hedges.”

4. The definition of “Obligations” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting at the end thereof the following:

“, but excluding any obligations in connection with, or arising out of, any Permitted Convertible Note Hedge.”

5. The definition of “Specified Hedge Agreement” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting at the end thereof the following:

“; provided however that for the avoidance of doubt, no Permitted Convertible Note Hedge may be designated as a Specified Hedge Agreement.”

B. Notices. Section 6.7(f) of the Credit Agreement is hereby restated in its entirety to read as follows:

“(f) (i) any development or event that has had or could reasonably be expected to have a Material Adverse Effect, (ii) any material notices given to the holders of the 2007 Convertible Notes or to the holders of the 2010 Convertible Notes, (iii) a conversion payment or Designated Event Repurchase Payment to any holder of the 2007 Convertible Notes prior to the 2007 Convertible Notes Maturity Date at least ten days prior to the making of such conversion payment or Designated Event Repurchase Payment, or (iv) a conversion payment or Designated Event Repurchase Payment to any holder of the 2010 Convertible Notes prior to the 2010 Convertible Notes Maturity Date at least ten days prior to the making of such conversion payment or Designated Event Repurchase Payment;”

C. Indebtedness. Section 7.2 of the Credit Agreement is hereby amended as follows:

1. By restating in its entirety Section 7.2(a)(iv) as follows:

“(iv) Hedge Agreements and, provided that no Default or Event of Default shall have occurred and be continuing at the time of the incurrence thereof, Permitted Convertible Note Hedges, in each case in respect of Indebtedness otherwise permitted hereby, so long as such agreements are not entered into for speculative purposes;”

2. By restating in its entirety Section 7.2(b) as follows:

“(b) with respect to the Borrower only:

(i) up to $250,000,000 in the aggregate principal amount outstanding in unsecured Indebtedness (including, without limitation, in respect of the 2007 Convertible Notes, but excluding Indebtedness in respect of the 2010 Convertible Notes) and unsecured subordinated Indebtedness; provided (A) the terms thereof are approved by the Required Lenders, (B) the maturity date thereof is not prior to the date three months after the Revolving Termination Date, and (C) no payments shall be paid or, except as set forth in the 2007 Convertible Notes Indenture with respect to the 2007 Convertible Notes only, be payable on such unsecured Indebtedness or unsecured subordinated Indebtedness until the maturity date thereof except as permitted under Section 7.6(f) and;

(ii) up to $140,000,000 in aggregate principal amount outstanding in respect of the 2010 Convertible Notes; provided that (A) no payments shall be paid or, except as described in the 2010 Convertible Notes Offering Circular and set forth in the 2010 Convertible Notes Indenture, be payable on such Indebtedness in respect of the 2010 Convertible Notes until the maturity date thereof except as permitted under Section 7.6(g), and (B) net proceeds thereof (after discounts and expenses, including the expense of any related Permitted Convertible Note Hedge) are deposited into an account of the Borrower that is subject to a perfected first priority Lien in favor of the Administrative Agent pursuant to the Security Documents.”

D. Consolidated Leverage Ratio. Section 7.1(a) of the Credit Agreement is hereby restated in its entirety to read as follows:

“(a) Consolidated Leverage Ratio. On the last day of each fiscal quarter of the Borrower, permit the Consolidated Leverage Ratio for the period of four consecutive fiscal quarters ending on such date to exceed 2.5:1.0; provided however, that for the purpose of calculating the Consolidated Leverage Ratio for the four fiscal quarter period ending June 30, 2010 only, Consolidated Total Debt on the last day of such period shall be reduced by the aggregate amount of unrestricted cash and Cash Equivalents on deposit in accounts which are subject to control agreements in favor of the Administrative Agent for the benefit of the Secured Parties on such day, up to a maximum reduction for purpose of such calculation equal to the then-outstanding aggregate amount of the 2010 Convertible Notes.”

E. Restricted Payments. Section 7.6 of the Credit Agreement is hereby amended as follows:

1. By deleting the word “and” at the end of Section 7.6(e);

2. By restating in its entirety Section 7.6(f) as follows:

“(f) the Borrower may make (i) regularly scheduled payments of interest when due on the 2007 Convertible Notes, (ii) repayments of the 2007 Convertible Notes with its Capital Stock, and (iii) conversion payments or Designated Event Repurchase Payments when due under the 2007 Convertible Notes prior to the 2007 Convertible Notes Maturity Date so long as no Default or Event of Default exists prior to or after giving effect thereto; provided that the Borrower shall not make cash conversion payments when due under the 2007 Convertible Notes upon the occurrence of (1) a Trading Price Condition (as defined in the 2007 Convertible Notes Indenture) or (2) a Termination of Trading (as defined in the 2007 Convertible Notes Indenture) unless (A) no Default or Event of Default exists prior to or after giving effect thereto, (B) in the case of conversion payments upon the occurrence of a Trading Price Condition (the cash portion of such conversion payments, the ‘2007 Trading Price Cash Payments’), after giving effect to such 2007 Trading Price Cash Payments, if the aggregate amount of all 2007 Trading Price Cash Payments under this Section 7.6(f) and all 2010 Trading Price Cash Payments under (and as defined in) Section 7.6(g) paid on or after January 16, 2007 exceeds $20,000,000, the Borrower shall have no less than $50,000,000 in Minimum Liquidity determined on a consolidated basis, after giving effect to such 2007 Trading Price Cash Payments, and (C) in the case of conversion payments upon the occurrence of a Termination of Trading (the cash portion of such conversion payments, the ‘2007 Trading Termination Cash Payments’), after giving effect to such 2007 Trading Termination Cash Payments, if the aggregate amount of all 2007 Trading Termination Cash Payments under this Section 7.6(f) and all 2010 Trading Termination Cash Payments under (and as defined in) Section 7.6(g) paid on or after January 16, 2007 exceeds $20,000,000, the Borrower shall have no less than $50,000,000 in Minimum Liquidity determined on a consolidated basis, after giving effect to such 2007 Trading Termination Cash Payments. Notwithstanding the foregoing, the Borrower shall not elect to make the distributions described in the first paragraph under the heading “Conversion Upon Specified Corporate Transactions” in the 2007 Convertible Notes Prospectus Supplement without the consent of the Required Lenders,”

3. By adding the following new Sections 7.6(g), 7.6(h) and 7.6(i) immediately following Section 7.6(f):

“(g) the Borrower may make (i) regularly scheduled payments of interest when due on the 2010 Convertible Notes, (ii) repayments of the 2010 Convertible Notes with its Capital Stock, and (iii) conversion payments or Designated Event Repurchase Payments when due under the 2010 Convertible Notes prior to the 2010 Convertible Notes Maturity Date so long as no Default or Event of Default exists prior to or after giving effect thereto; provided that the Borrower shall not make cash conversion payments when due under the 2010 Convertible Notes upon the occurrence of (1) a Trading Price Condition (as described in the 2010 Convertible Notes Offering Circular and to be defined in a substantially similar manner in the 2010 Convertible Notes Indenture) or (2) a

Termination of Trading (as defined in the 2010 Convertible Notes Offering Circular and to be defined in a substantially similar manner in the 2010 Convertible Notes Indenture) unless (A) no Default or Event of Default exists prior to or after giving effect thereto, (B) in the case of conversion payments upon the occurrence of a Trading Price Condition (the cash portion of such conversion payments, the ‘2010 Trading Price Cash Payments’), after giving effect to such 2010 Trading Price Cash Payments, if the aggregate amount of all such 2010 Trading Price Cash Payments under this Section 7.6(g) and all 2007 Trading Price Cash Payments under Section 7.6(f) paid on or after January 16, 2007 exceeds $20,000,000, the Borrower shall have no less than $50,000,000 in Minimum Liquidity determined on a consolidated basis, after giving effect to such 2010 Trading Price Cash Payments, and (C) in the case of conversion payments upon the occurrence of a Termination of Trading (the cash portion of such conversion payments, the ‘2010 Trading Termination Cash Payments’), after giving effect to such 2010 Trading Termination Cash Payments, if the aggregate amount of all such 2010 Trading Termination Cash Payments under this Section 7.6(g) and all 2007 Trading Termination Cash Payments under Section 7.6(f) paid on or after January 16, 2007 exceeds $20,000,000, the Borrower shall have no less than $50,000,000 in Minimum Liquidity determined on a consolidated basis, after giving effect to such 2010 Trading Termination Cash Payments. Notwithstanding the foregoing, the Borrower shall not elect to make the distributions described in the first paragraph under the heading “Conversion Upon Specified Corporate Transactions” in the 2010 Convertible Notes Offering Circular without the consent of the Required Lenders;

(h) the Borrower may make any delivery or payment (i) in connection with, or as part of, the termination or settlement of any Permitted Warrant, (ii) in connection with entering into a Permitted Convertible Note Hedge in respect of the 2007 Convertible Notes or the 2010 Convertible Notes, and (iii) in connection with replacement of any existing Permitted Convertible Note Hedge with a substantially similar Permitted Convertible Note Hedge; and

(i) during the period from June 10, 2010 through and including July 30, 2010, the Borrower will be permitted to repurchase, redeem or defease an aggregate principal amount of 2007 Convertible Notes not in excess of an amount equal to the gross proceeds of the 2010 Convertible Notes, so long as (A) both immediately before and after giving effect to any such payment, no Default or Event of Default shall have occurred and be continuing, and (B) after giving effect to such payment, Minimum Liquidity shall be not less than $50,000,000.”

F. Amendments to Material Agreements. Section 7.14 of the Credit Agreement is hereby restated in its entirety to read as follows:

“7.14 Changes to Material Agreements. Enter into or give any amendment, waiver or other modifications of or to any Management Agreement if the effect thereof, either individually or as part of any series of amendments, waivers or other modification of or to any Management Agreements, would reasonably be expected to have a Material Adverse Effect. Without the prior written consent of the Required Lenders, amend, modify or change any material term or condition of, or give any consent or waiver under (i) the 2007 Convertible Notes Indenture or any of the 2007 Convertible Notes, or (ii) the 2010 Convertible Notes Indenture or any of the 2010 Convertible Notes, in each case, in a manner adverse to the Borrower or the Lenders (including, with respect to each such series of notes and the documentation evidencing same, any modification or amendment that would shorten the final maturity or average life to maturity or increase the amount of conversion payments or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto). For the avoidance of doubt, no written consent or waiver is required for any conversion or exchange rate adjustment with respect to any convertible or exchangeable debt securities made pursuant to their terms.”

G. Events of Default. Section 8.1(j) of the Credit Agreement is hereby restated in its entirety to read as follows:

“(j) (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 51% of the outstanding common stock or aggregate ordinary voting power of the Borrower or (B) the occurrence of (i) a “Fundamental Change” (as defined in the 2007 Convertible Notes Indenture and/or in the 2010 Convertible Notes Indenture), (ii) any combination, merger, binding share exchange, sale or conveyance of all or substantially all of the Borrower’s property and assets or other event or circumstance described in the last paragraph under the heading “Conversion Upon Specified Corporate Transactions” in the 2007 Convertible Notes Prospectus Supplement or in the 2010 Convertible Notes Offering Circular, or (iii) a “change of control” (howsoever defined) or similar provision in the 2007 Convertible Notes Indenture, the 2010 Convertible Notes Indenture, or any other agreement evidencing the 2007 Convertible Notes or the 2010 Convertible Notes or other Indebtedness permitted under Section 7.2(b);”

H. No Further Amendments. Except as specifically amended hereby, the text of the Credit Agreement and of all other Loan Documents shall remain unchanged and in full force and effect.

III. REFERENCES IN LOAN DOCUMENTS; CONFIRMATION OF SECURITY. All references to the “Credit Agreement” in all Loan Documents shall, from and after the date hereof, refer to the Credit Agreement, as amended by this Amendment, and all Obligations shall be secured by and be entitled to the benefits of the Security Documents. All Security Documents heretofore executed by any Loan Party shall remain in full force and effect and, by each Loan Party’s signature hereto, such Security Documents are hereby ratified and affirmed.

IV. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower hereby represents and warrants to, and covenants and agrees with, the Administrative Agent and the Lenders that:

A. The execution and delivery of this Amendment and the Loan Documents to which any Loan Party is a party have been duly authorized by all requisite action on the part of such Loan Party.

B. The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date, except to the extent (a) such representations and warranties are made with reference to an earlier date, in which case each such representation and warranty shall be true and correct in all material respects as of such date only and (b) inaccuracies resulting from transactions prior to the date hereof which were expressly permitted under the Loan Documents, as applicable.

C. Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

D. As of the Amendment Closing Date (as defined below), no Loan Party has any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Administrative Agent or any Lender, the effectiveness, genuineness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the Obligations, the Liens securing any of the Obligations, or any of the terms or conditions of any Loan Document.

E. Each of the Loan Documents constitutes the legal, valid and binding obligation of each Loan Party signatory thereto, enforceable against it in accordance with its respective terms, except as the enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

V. CONDITIONS TO THIS AMENDMENT. The effectiveness of this Amendment is conditioned on satisfaction of the following conditions (the date on which all such conditions are satisfied, the “Amendment Closing Date”):

A. Amendment. The Loan Parties shall have executed and delivered to the Administrative Agent this Amendment and the Consent and Acknowledgement attached hereto.

B. Other Matters. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to the Administrative Agent’s counsel.

C. Fees. The Borrower shall have paid all fees agreed to be paid by the Borrower pursuant to Section VI(A) below.

VI. MISCELLANEOUS.

A. As provided in the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation of this Amendment and the other documents executed in connection herewith.

B. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

[The next pages are the signature pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

NATIONAL FINANCIAL PARTNERS CORP.

By:	/s/ Donna Blank
Name: Donna Blank
Title: EVP and CFO

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Matthew S. Hichbom
Name: Matthew S. Hichbom
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Richard M. Williams
Name: Richard M. Williams
Title: SVP

BANK OF AMERICA, N.A., as Issuing Lender

By:	/s/ Richard M. Williams
Name: Richard M. Williams
Title: SVP

BANK OF AMERICA, N.A., as Swingline Lender

By:	/s/ Richard M. Williams
Name: Richard M. Williams
Title: SVP

(signatures continued)

Signature Page to Fourth Amendment

JPMORGAN CHASE BANK, N.A., as Syndication Agent

By:	/s/ James Coffman
Name: James Coffman
Title: Managing Director

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ James Coffman
Name: James Coffman
Title: Managing Director

(signatures continued)

Signature Page to Fourth Amendment

WELLS FARGO BANK, N.A., as Co-Documentation Agent

By:	/s/ Dan O’Donnell
Name: Dan O’Donnell
Title: Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Dan O’Donnell
Name: Dan O’Donnell
Title: Senior Vice President

(signatures continued)

Signature Page to Fourth Amendment

UBS SECURITIES, LLC, as Co-Documentation Agent

By:
Name:
Title:

By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

(signatures continued)

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UNION BANK OF CALIFORNIA, N.A., as a Lender

By:
Name:
Title:

(signatures continued)

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TD BANK, N.A., as a Lender

By:	/s/ Deborah Grannese
	Name:	Deborah Grannese
	Title:	Senior Vice President

(signatures continued)

Signature Page to Fourth Amendment

US BANK, N.A., as a Lender

By:
Name:
Title:

(signatures continued)

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KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeff Kalinowski
	Name:	Jeff Kalinowski
	Title:	Senior Vice President

(signatures continued)

Signature Page to Fourth Amendment

ING CAPITAL LLC, as a Lender

By:	/s/ Kunduck Moon
	Name:	Kunduck Moon
	Title:	Managing Director

(signatures continued)

Signature Page to Fourth Amendment

HSBC BANK USA, N.A., as a Lender

By:
Name:
Title:

(signatures continued)

Signature Page to Fourth Amendment

CAPITAL ONE BANK / NORTH FORK BANK, as a Lender

By:	Enrico Panno
	Name:	Enrico Panno
	Title:	Senior Vice President

Signature Page to Fourth Amendment